Filed pursuant to Rule 424(b)(3)
File No. 333-263425

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 24, 2022)

Breakwave Dry Bulk Shipping ETF

This supplement is to the prospectus (the “Prospectus”) of ETF Managers Group Commodity Trust I (the “Trust”) dated March 24, 2022, which relates to shares (the “Shares”) issued by the Breakwave Dry Bulk Shipping ETF (the “Fund”), a series of the Trust. The Shares have previously been registered under the Securities Act of 1933, as amended, on a registration statement bearing File No. 333-263425. Capitalized terms used but not defined herein shall have the meanings assigned to them by the Prospectus. This Prospectus supplement should be read in its entirety and kept together with your Prospectus for future reference.

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Creation and Redemption Transaction Fee

As of the date of this supplement, each reference to the amount of the transaction fee paid by Authorized Participants to compensate the Fund for its expenses in connection with the creation and redemption of Baskets is hereby revised to be $300.

The date of this prospectus supplement is May 12, 2022